UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 4, 2010

ELANDIA INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51805	71-0861848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8200 NW 52nd Terrace, Suite 102

Miami, Florida 33166, USA

(Address of principal executive offices) (Zip Code)

(305) 415-8830

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “eLandia,” the “Company,” “us,” “our” or “we” are to eLandia International Inc.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2010, the Company announced the appointment of Angel Medina to fill a vacancy in its Board of Directors, increasing the number of Board members from three to four and the total number of independent members from two to three. Mr. Medina was appointed as Chairman of the Nominating and Corporate Governance Committee. Additionally, Mr. Medina will be a member of the Company’s Audit and Compensation committees. Mr. Medina’s appointment is effective as of February 5, 2010 and he will serve his term as director until the date of the next annual meeting of the shareholders of the Company, or until his successor is duly elected or qualified.

From 2000 until recently, Mr. Medina served as Area President for Regions Bank in South Florida, with responsibility for all lines of business. Regions Bank in South Florida oversees $12 billion in business, with 120 offices and an International Private Banking practice. Mr. Medina is also on the executive committee of Latin Builders Association, serves on the board of trustees of Public Health Trust-Jackson Health Systems and the board of directors of the Beacon Council, Florida International University, and United Way of Miami Dade.

There is no arrangement or understanding between Mr. Medina and the Company, or to the Company’s knowledge, any other persons pursuant to which Mr. Medina was selected as a director. There have been no transactions, and no transactions are proposed, by Mr. Medina with related persons as defined by Item 404(a) of Regulation S-K. In accordance with the Company’s director compensation policy, Mr. Medina will receive an annual retainer of $32,000, fees of $11,000 for service as chairperson of the Nominating and Corporate Governance Committee, fees of $2,000 for each Board of Directors meeting and $1,000 for each committee meeting attended. On February 4, 2010, Mr. Medina received an initial grant of 30,000 stock options, with an exercise price per share equal to $0.45. Mr. Medina also will be entitled to the benefit of such other incidental fees and reimbursement practices currently in place for the independent members of the Board of Directors.

A copy of the Company’s press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release Issued by the Company dated February 9, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELANDIA INTERNATIONAL INC.

Dated: February 9, 2010	By:	/s/ Harley L. Rollins
Harley L. Rollins
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by the Company dated February 9, 2010.

4